UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2015

VITAL THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15010 Avenue of Science, Suite 200
San Diego, California 92128
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (858) 673-6840

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.
We held our 2015 annual meeting of stockholders on November 17, 2015 (the “Annual Meeting”). Of the 24,145,680 shares of our common stock outstanding as the record date of September 22, 2015, 18,379,608 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 76% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.
Election of Class I Directors. Each of the following nominees was elected to serve as a Class I director, to hold office until our 2018 annual meeting of stockholders and until his respective successor has been duly elected and qualified based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Philip M. Croxford	11,766,569	154,358	6,458,681
Randolph C. Steer, M.D., Ph.D.	11,765,719	155,208	6,458,681
Terence E. Winters, Ph.D.	11,766,635	154,292	6,458,681

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified based on the following results of the voting:

For	Against	Abstain	Broker Non-Votes
18,338,468	26,523	14,617	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By: /s/ Michael V. Swanson
Michael V. Swanson Chief Financial Officer
Date: November 19, 2015